Exhibit 99.1
Planet Fitness Appoints Harmit Singh to Board of Directors

Mr. Singh is Chief Financial and Growth Officer of the global apparel company, Levi Strauss & Co.

Hampton, NH, March 16, 2026 - Planet Fitness, Inc. (NYSE: PLNT), one of the largest and fastest-growing fitness center operators with more members than any other fitness brand, today announced the appointment of Harmit Singh, Chief Financial and Growth Officer of Levi Strauss & Co. (NYSE: LEVI), to its Board of Directors, effective immediately. The appointment of Mr. Singh expands the Board to ten directors.

Mr. Singh brings more than four decades of global commercial and financial leadership with a track record of driving growth and value creation across iconic consumer and hospitality brands. As Chief Financial and Growth Officer of Levi Strauss & Co., he oversees finance, investor relations, mergers & acquisitions, corporate strategy, store and franchisee expansion among other imperatives, and has played a central role in shaping and executing the company’s financial and operational transformation initiatives. This includes leading the organization through its initial public offering in 2019, accelerating both topline and bottom-line growth while expanding the company’s store base by about 200 stores over the last five years. He sits on the Sutter Health Board currently and has served on other public company boards over the past decade.

Prior to joining Levi Strauss & Co., Mr. Singh served as Executive Vice President and Chief Financial Officer of Hyatt Hotels Corporation, where he led Hyatt’s initial public offering and supported global growth initiatives. Earlier in his career, Mr. Singh spent more than a decade with Yum! Brands, in senior financial leadership roles across international markets, as Chief Financial Officer at both Yum! Restaurants International and Pizza Hut.

Stephen Spinelli, Jr. (Ph. D.), Chairman of the Board of Directors shared, “Harmit’s appointment reflects our continued focus on further strengthening the Board’s financial, strategic, and operational expertise. He is a proven public company leader with a strong track record of disciplined growth, performance, and value creation on a global scale. I am confident Harmit will be an impactful addition to the Board as we work to deliver long-term value for our shareholders.”

“As a seasoned leader with deep financial acumen and a focus on scaling global consumer and hospitality brands, Harmit understands the importance of the member experience and meeting their evolving needs, while keeping smart growth at the forefront,” said Colleen Keating, Chief Executive Officer. “His extensive experience across finance, corporate strategy, real estate and franchise business models will be a strong, complementary addition to our Board as we continue to pursue our initiatives to deliver incredible value to our members, franchisees and shareholders.”

“Planet Fitness has built a highly trusted, accessible brand that delivers exceptional value to millions of members,” said Mr. Singh. “I’m honored to join the Board of Directors and look forward to contributing to the company’s continued growth, working across franchised and company-owned models to help advance their strategic priorities and drawing on my experience scaling global consumer businesses.”
About Planet Fitness
Founded in 1992 in Dover, NH, Planet Fitness is one of the largest and fastest-growing franchisors and operators of fitness clubs in the world by number of members and locations. As of December 31, 2025, Planet Fitness had approximately 20.8 million members and 2,896 clubs in all 50 states, the District of Columbia, Puerto Rico, Canada, Panama, Mexico, Australia and Spain. The Company’s mission is to enhance people’s lives by providing a high-quality fitness experience in a welcoming, non-intimidating environment, which we call the Judgement Free Zone®. Approximately 90% of Planet Fitness clubs are owned and operated by independent business owners.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include the Company’s statements with respect to Mr. Singh’s expected contributions to the Board of Directors and other statements that do not relate solely to historical facts. Forward-looking statements are not assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of the business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results to differ materially include competition in the fitness industry, the Company’s and franchisees’ ability to attract and retain members, the Company’s and franchisees’ ability to identify and secure suitable sites for new franchise clubs, changes in consumer demand, changes in equipment costs, the Company’s ability to expand into new markets domestically and internationally, operating costs for the Company and franchisees generally, availability and cost of capital for franchisees, acquisition activity, developments and changes in laws and regulations, our substantial indebtedness and our ability to incur additional indebtedness or refinance that indebtedness in the future, our future financial performance and our ability to pay principal and interest on our indebtedness, our corporate structure and tax receivable agreements, failures, interruptions or security breaches of the Company’s information systems or technology, general economic conditions and the other factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2025, as well as the Company’s other filings with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in forward-looking statements, investors should not place undue reliance on forward-looking statements, which reflect the Company’s views only as of the date of this press release. Except as required by law, neither the Company nor any of its affiliates or representatives undertake any obligation to provide additional information or to correct or update any information set forth in this release, whether as a result of new information, future developments or otherwise.